UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2021 (March 24, 2021)

ARRIVAL VAULT US, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39159	84-3142564
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 West 57th Street, 29th Floor New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 796-4796

CIIG Merger Corp.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 24, 2021, the merger of Arrival Vault US, Inc., formerly known as CIIG Merger Corp. (“Arrival Vault,” or “CIIG”) and ARSNL Merger Sub Inc. (“Merger Sub”) was completed pursuant to the terms of the Business Combination Agreement, dated November 18, 2020 (the “Business Combination Agreement”), by and among CIIG, Arrival Luxembourg SARL (formerly Arrival S.à r.l.), a limited liability company (société à responsabilité limitée) governed by the laws of the Grand Duchy of Luxembourg (“Arrival S.à r.l.”), Arrival (formerly Arrival Group), a newly-formed joint stock company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg (“Arrival” or the “Company”) and Merger Sub which, among other things provided for the merger of Merger Sub with and into CIIG (the “Merger”).

In connection with the consummation of the business combination contemplated by the Business Combination Agreement (the “Business Combination”), “Arrival Group” was renamed “Arrival,” “CIIG Merger Corp.” was renamed “Arrival Vault US, Inc.” and “Arrival S.à r.l.” was renamed “Arrival Luxembourg SARL”. Also in connection with the consummation of the Business Combination, Arrival Vault and Arrival S.à r.l. became direct wholly-owned subsidiaries of Arrival. The following agreements were entered into among the various parties in connection with the consummation of the Business Combination:

Registration Rights and Lock-Up Agreement

On the Closing Date, the Company, certain persons and entities holding CIIG’s Class B common stock (the “Original Holders”) and all shareholders of Arrival S.à r.l. other than the Arrival S.à r.l. employees holding ordinary shares granted under the Arrival Restricted Share Plan 2020 (the “New Holders”), entered into a Registration Rights and Lock-Up Agreement which provides customary demand and piggyback registration rights. Pursuant to the Registration Rights and Lock-Up Agreement, the Company agreed that, within 30 calendar days after the closing of the Business Combination (the “Closing Date”), it will file with the SEC (at the Company’s sole cost and expense) a registration statement registering the resale of certain ordinary shares held by the Original Holders and the New Holders, and the Company will use its commercially reasonable efforts to have the registration statement declared effective as soon as practicable after the filing thereof, but no later than 90th calendar day (or 120th calendar day if the SEC notifies the Company that it will “review” the registration statement) following the Closing Date.

The ordinary shares held by the Original Holders which were previously shares of CIIG Class B common stock are locked-up for a period of one year after the Closing Date, subject to earlier release on (i) the last consecutive trading day where the sale price of the ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing Date, or (ii) such date on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their ordinary shares for cash, securities or other property.

The securities held by the New Holders are locked-up for a period of 180 days after the Closing Date, subject to earlier release on (i) the last consecutive trading day where the sale price of the ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing Date or (ii) such date on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their ordinary shares for cash, securities or other property. Except as provided in (ii) in the immediately preceding sentence, until December 31, 2022, Kinetik S.à r.l. has agreed to maintain beneficial ownership of at least 50% of the outstanding voting securities of the Company.

The foregoing description of the Registration Rights and Lock-Up Agreement is qualified in its entirety by reference to the full text of the Registration Rights and Lock-Up Agreement which is included as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Assignment, Assumption and Amendment Agreement

On the Closing Date, the Company entered into an Assignment, Assumption and Amendment Agreement with CIIG and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent to assume CIIG’s obligations under the existing Warrant Agreement, dated December 12, 2019 with respect to CIIG’s public and private warrants.

The foregoing description of the Assignment, Assumption and Amendment Agreement is qualified in its entirety by reference to the full text of the Assignment, Assumption and Amendment Agreement which is included as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

Nomination Agreement

On the Closing Date, the Company and Kinetik S.à r.l., entered into a Nomination Agreement pursuant to which, in connection with any general meeting at which directors of the Company are to be elected, or any adjournment or postponement thereof, Kinetik S.à r.l. shall have the right to propose for appointment a number of directors that equals a majority of the board (each such Director proposed for appointment by Kinetik S.à r.l., a “Shareholder Director”). At least one-half of the Shareholder Directors must qualify as independent directors under applicable stock exchange rules, subject to any independence requirements established by the listing rules of the stock exchange on which the ordinary shares are listed that would require a greater number of Shareholder Directors to qualify as independent directors, provided that Kinetik S.à r.l. will not be required to nominate any additional independent directors unless and until all of the directors, other than the Shareholder Directors, qualify as independent directors. In addition, the Audit Committee, Compensation Committee and Nominating Committee of the board of directors shall include at least one Shareholder Director so long as he or she is independent. The Nomination Agreement will terminate when Kinetik S.à r.l. and its permitted assigns beneficially own less than 30% of the outstanding shares of the Company.

The foregoing description of the Nomination Agreement is qualified in its entirety by reference to the full text of the Nomination Agreement which is included as Exhibit 10.3 to this Current Report and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On, or before the Closing Date, pursuant to the Business Combination Agreement: (i) the existing ordinary and preferred shareholders of Arrival S.à r.l. contributed their respective equity interests in Arrival S.à r.l. to the Company in exchange for the Company’s ordinary shares (the “Exchanges”); (ii) following the Exchanges, Merger Sub merged with and into CIIG, CIIG changed its name to Arrival Vault USA, Inc. and all shares of CIIG common stock were exchanged for the Company’s ordinary shares (the “Merger”); (iii) each outstanding warrant to purchase shares of CIIG’s common stock was converted into a warrant to purchase the Company’s ordinary shares; (iv) each Arrival S.à r.l. option, whether vested or unvested, was assumed by the Company and now represents an option award exercisable for ordinary shares of the Company; (v) the Arrival S.à r.l. restricted shares were exchanged for restricted ordinary shares of the Company; (vi) Arrival S.à r.l. and CIIG became direct, wholly-owned subsidiaries of the Company; and (vii) the Company changed its name to Arrival.

Immediately following the consummation of the Business Combination, the issued share capital of the Company consisted of 606,157,267 ordinary shares and 20,112,493 warrants.

The ordinary shares and warrants commenced trading on The NASDAQ Stock Market LLC under the ticker symbol “ARVL” and “ARVLW,” respectively on March 25, 2021. The foregoing description of the Business Combination Agreement is qualified in its entirety by reference to the full text of the Business Combination Agreement, which is included as Exhibit 2.1 to this Current Report and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing; Material Modification to Rights of Security Holders.

On March 24, 2021, in connection with the consummation of the Business Combination, CIIG notified Nasdaq that the Business Combination had become effective and requested that Nasdaq file a Notification of

Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to notify the SEC that CIIG’s common stock, warrants and units were to be delisted and deregistered under Section 12(b) of the Exchange Act. As a result of the Business Combination having become effective, Nasdaq determined to permanently suspend trading of CIIG’s common stock, warrants and units prior to the opening of trading on March 25, 2021. The deregistration will become effective 10 days from the filing of the Form 25, which occurred on March 24, 2021. CIIG intends to file a Form 15 with the SEC in order to complete the deregistration of CIIG’s securities under the Exchange Act.

Item 3.03. Material Modifications to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the disclosure set forth in Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 5.01. Changes in Control of Registrant.

To the extent required by Item 5.01 of Form 8-K, the disclosure set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Business Combination, each of F. Peter Cuneo, Gavin Cuneo, Mike Minnick, David Flowers, Kenneth West, Kristen O’Hara and Chris Rogers ceased to be a director of Arrival Vault. Following the consummation of the Business Combination, Avinash Rugoobur and Tim Holbrow were appointed to serve as directors of Arrival Vault.

Also, in connection with consummation of the Business Combination, the following officers of Arrival Vault resigned their respective positions: F. Peter Cuneo resigned as Chief Executive Officer, Gavin Cuneo resigned as Chief Operating Officer and Mike Minnick resigned as Chief Investment Officer. Following the consummation of the Business Combination, the board of directors of Arrival Vault appointed the following officers: Avinash Rugoobur as President and Tim Holbrow as Secretary and Treasurer.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Business Combination, at the effective time of the Business Combination, the amended and restated certificate of incorporation of CIIG was amended to, among other things, change the name of the surviving corporation to “Arrival Vault USA, Inc.” The certificate of incorporation of the surviving corporation is attached as Exhibit 3.1 hereto and incorporated herein by reference.

On March 24, 2021 we filed a certificate of amendment to the certificate of incorporation of Arrival Vault USA, Inc. (the “Charter Amendment”) to change the company’s name from Arrival Vault USA, Inc. to “Arrival Vault US, Inc.” The Charter Amendment was filed with the Secretary of State of Delaware, and both the Charter Amendment and change of name to Arrival Vault US, Inc., became effective on March 24, 2021. The description of the Charter Amendment is only a summary and is qualified in its entirety by the full text of such document which is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Business Combination Agreement, dated as of November 18, 2020, by and among CIIG Merger Corp., Arrival S.à r.l., Arrival Group and ARSNL Merger Sub Inc. (incorporated by reference to Exhibit 2.1 to CIIG Merger Corp.’s Form 8-K, File No. 001-39159, filed with the SEC on November 18, 2020).

3.1	Amended and Restated Certificate of Incorporation of Arrival Vault USA, Inc., dated as of March 24, 2021.

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Arrival Vault USA, Inc., dated as of March 24, 2021.

10.1	Registration Rights and Lock-Up Agreement, dated March 24, 2021, by and between Arrival Group and certain stockholders of CIIG Merger Corp. and Arrival S.à r.l. (incorporated by reference to Exhibit 4.7 to Arrival Form 20-F, File No. 001-40286 filed with the SEC on March 26, 2021).

10.2	Assignment, Assumption and Amendment Agreement, dated March 24, 2021 by and among CIIG Merger Corp., Arrival Group and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 2.5 to Arrival Form 20-F, File No. 001-40286 filed with the SEC on March 26, 2021).

10.3	Nomination Agreement, dated March 24, 2021, by and between Arrival Group and Kinetik S.à r.l. (incorporated by reference to Exhibit 4.8 to Arrival Form 20-F, File No. 001-40286 filed with the SEC on March 26, 2021)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 29, 2021

ARRIVAL VAULT US, INC.

By:	/s/ Avinash Rugoobur
Name:	Avinash Rugoobur
Title:	President